Fiscal Year 2023, Fourth Quarter May 26, 2023 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer MATT CALDERONE Chief Financial Officer NATHAN RUTLEDGE Director & Head of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income attributable to common stockholders to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash used in operating activities to Free Cash Flow and Free Cash Flow Conversion, and net debt to Net Leverage Ratio and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income attributable to common stockholders or diluted EPS as measures of operating results, each as defined under GAAP, (iii) use Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio, in addition to, and not as an alternative to, net cash used in operating activities as a measure of liquidity, each as defined under GAAP, and (iv) use Net Leverage Ratio in addition to, and not as an alternative to, net debt as a measure of Booz Allen's debt leverage. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Free Cash Flow Conversion, and Net Leverage Ratio to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook”, reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2024. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2024 and 2025 and of Adjusted EBITDA guidance through fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Accordingly, Booz Allen is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.

4 KEY FINANCIAL RESULTS FISCAL YEAR 2023 RESULTS (1) Comparisons are to prior fiscal year period. (2) Reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue can be found on Slide 12. Net Income (loss) attributable to common stockholders was $(68.4) million and $271.8 million for the three and twelve months ended March 31, 2023. Net income (loss) margin attributable to common stockholders was (2.8)% and 2.9% for the three and twelve months ended March 31, 2023. FOURTH QUARTER (1) FISCAL YEAR 2023 (1) Revenue $2.4 billion +8.7% $9.3 billion +10.7% Revenue, Excluding Billable Expenses $1.7 billion +7.1% $6.5 billion +9.5% Net Income (Loss) $(68) million (175.3)% $271 million (41.9)% Adjusted EBITDA2 $231 million +12.9% $1,014 million +8.4% Adjusted EBITDA Margin on Revenue2 9.5% +3.3% 11.0% (1.8)% Adjusted Net Income $134 million +16.3% $605 million +6.5% Diluted EPS $(0.52) (176.5)% $2.03 (41.0)% Adjusted Diluted EPS $1.01 +17.4% $4.56 +8.3% Net Cash Provided by Operating Activities $237 million (7.1)% $603 million (18.2)%

5

6 KEY FINANCIAL RESULTS FISCAL YEAR 2023 RESULTS (1) Comparisons are to prior fiscal year period. (2) Reconciliations of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue can be found on Slide 12. Net Income (loss) attributable to common stockholders was $(68.4) million and $271.8 million for the three and twelve months ended March 31, 2023. Net income (loss) margin attributable to common stockholders was (2.8)% and 2.9% for the three and twelve months ended March 31, 2023. FOURTH QUARTER (1) FISCAL YEAR 2023 (1) Revenue $2.4 billion +8.7% $9.3 billion +10.7% Revenue, Excluding Billable Expenses $1.7 billion +7.1% $6.5 billion +9.5% Net Income (Loss) $(68) million (175.3)% $271 million (41.9)% Adjusted EBITDA2 $231 million +12.9% $1,014 million +8.4% Adjusted EBITDA Margin on Revenue2 9.5% +3.3% 11.0% (1.8)% Adjusted Net Income $134 million +16.3% $605 million +6.5% Diluted EPS $(0.52) (176.5)% $2.03 (41.0)% Adjusted Diluted EPS $1.01 +17.4% $4.56 +8.3% Net Cash Provided by Operating Activities $237 million (7.1)% $603 million (18.2)% Page 4 intentionally repeated

7 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended March 31, 2023; totals may not sum due to rounding. (2) Backlog presented includes approximately $282 million from EverWatch as of March 31, 2023. BACKLOG ($ IN BILLIONS) (1)(2) BOOK-TO-BILL TRENDS $23.0 $24.6 $23.3 $24.0 $26.8 $29.0 $27.8 $29.2 $28.6 $31.8 $30.0 $31.2 $3.4 $4.5 $3.6 $3.5 $3.5 $4.9 $4.0 $3.7 $4.0 $5.5 $4.5 $4.6 $4.7 $6.2 $6.0 $6.1 $9.0 $9.5 $9.4 $9.9 $10.0 $10.4 $10.1 $9.5 $14.8 $13.9 $13.7 $14.4 $14.3 $14.6 $14.3 $15.6 $14.6 $16.0 $15.4 $17.1 Funded Unfunded Priced Options 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 2.17x 1.77x 0.32x 1.38x 1.30x 2.03x 0.39x 1.66x 0.72x 2.40x 0.09x 1.47x Quarterly Book-to-Bill LTM Book-to-Bill 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 0.0x 1.0x 2.0x 3.0x 4.0x

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
- In fiscal 2023, we deployed approximately $905.0 million:
  - $235.7 million through quarterly dividends;
  - $224.0 million through share repurchases; and
  - $445.3 million through strategic investments and acquisitions
- The Board authorized a dividend of $0.47 per share payable on June 30, 2023 to stockholders of record on June 15, 2023
- Share repurchase authorization capacity is $855.9 million available as of March 31, 2023
- Our capital allocation priorities remain: operating needs, quarterly dividend, strategic M&A, share repurchases, and debt repayment

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$180.9
$4.0
$119.6
$57.4
$116.5
$—
$57.6
$58.9
$86.9
$—
$29.9
$57.0
$510.2
$442.1
$10.8
$57.3
$191.5
$3.2
$125.7
$62.5
4Q22
1Q23
2Q23
3Q23
4Q23
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$333.2
$—
$186.6
$146.6
$571.3
$72.2
$318.1
$181.1
$1,493.9
$865.5
$419.3
$209.1
$905.0
$445.3
$224.0
$235.7
FY20
FY21
FY22
FY23
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

(1) Totals may not sum due to rounding.
(2) Includes share repurchases transacted but not settled and paid.
(3) Represents payments for strategic investments, net of cash acquired.
(4) Total amount of capital deployed for fiscal 2022 does not include ~$2 million in applicable fees related to our acquisition of Tracepoint.

8

9 FINANCIAL OUTLOOK FULL YEAR FISCAL 2024 GUIDANCE(1) OPERATING PERFORMANCE Fiscal Year 2024 Total Revenue Growth 7.0% – 11.0% Adjusted EBITDA $1,075 – $1,105 million Adjusted EBITDA Margin on Revenue High 10% to 11% Adjusted Diluted EPS $4.80 – $4.95 Net Cash Provided by Operating Activities $500 – $600 million (1) Reconciliations omitted in reliance on Item 10(e)(1)(i)(B) of Regulation S-K. See "Disclaimer". KEY ASSUMPTIONS Fiscal Year 2024 Inorganic Revenue Contributions ~1.0% Effective Tax Rate 23% – 25% Average Diluted Shares Outstanding 129 – 131 million Interest Expense $137 – $147 million Depreciation and Amortization ~$165 million Cash Taxes Related to Section 174 ~$100 million Capital Expenditures $85 – $105 million

10 APPENDIX

11 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our client staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before acquisition and divestiture costs, financing transaction costs, significant acquisition amortization, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, and restructuring costs. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income attributable to common stockholders before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, financing transaction costs, the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, and restructuring costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income (loss) attributable to common stockholders before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) significant acquisition amortization, (iv) the reserve associated with the U.S. Department of Justice investigation disclosed in Note 20 to the Consolidated Financial Statements in the Company's Form 10-K for the fiscal year ended March 31, 2023, (v) restructuring costs, (vi) gain associated with equity method investment activity, (vii) gain associated with divestitures or deconsolidation, and (viii) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our Form 10-K for the fiscal year ended March 31, 2023. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income. • "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

(In thousands, except share and per share data)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022	Fiscal Year Ended March 31, 2023	Fiscal Year Ended March 31, 2022
Revenue, Excluding Billable Expenses				
Revenue	$ 2,433,261	$ 2,238,076	$ 9,258,911	$ 8,363,700
Less: Billable expenses	739,124	656,948	2,808,857	2,474,163
Revenue, Excluding Billable Expenses	$ 1,694,137	$ 1,581,128	$ 6,450,054	$ 5,889,537
Adjusted Operating Income				
Operating Income (loss)	$ (42,908)	$ 148,345	$ 446,848	$ 685,181
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	15,278	11,885	51,553	38,295
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Adjusted Operating Income	$ 202,518	$ 176,064	$ 899,558	$ 827,473
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income (loss) attributable to common stockholders	$ (68,422)	$ 90,873	$ 271,791	$ 466,740
Income tax expense	(6,552)	33,897	96,734	137,466
Interest and other, net (f)	31,992	23,653	78,899	81,138
Depreciation and amortization	44,284	40,824	165,484	145,747
EBITDA	1,302	189,247	612,908	831,091
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Adjusted EBITDA	$ 231,450	$ 205,081	$ 1,014,065	$ 935,088
Net income (loss) margin attributable to common stockholders	(2.8)%	4.1 %	2.9 %	5.6 %
Adjusted EBITDA Margin on Revenue	9.5 %	9.2 %	11.0 %	11.2 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.7 %	13.0 %	15.7 %	15.9 %
Adjusted Net Income				
Net income (loss) attributable to common stockholders	$ (68,422)	$ 90,873	$ 271,791	$ 466,740
Acquisition and divestiture costs (a)	4,148	11,670	44,269	97,485
Financing transaction costs (b)	—	—	6,888	2,348
Significant acquisition amortization (c)	15,278	11,885	51,553	38,295
Legal matter reserve (d)	226,000	—	350,000	—
Restructuring costs (e)	—	4,164	—	4,164
Gain associated with equity method investment activity (g)	—	—	—	(12,761)
Gains associated with divestitures or deconsolidation (h)	—	—	(44,632)	—
Amortization or write-off of debt issuance costs and debt discount	774	816	6,554	3,340
Adjustments for tax effect (i)	(43,871)	(4,272)	(81,389)	(31,399)
Adjusted Net Income	$ 133,907	$ 115,136	$ 605,034	$ 568,212
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	$ 131,781,922	$ 133,406,723	$ 132,716,436	$ 134,850,808
Diluted earnings per share	$ (0.52)	$ 0.68	$ 2.03	$ 3.44
Adjusted Net Income Per Diluted Share (j)	$ 1.01	$ 0.86	$ 4.56	$ 4.21
Free Cash Flow				
Net cash provided by operating activities	237,148	255,375	602,822	736,526
Less: Purchases of property, equipment and software	(24,732)	(28,356)	(76,130)	(79,964)
Free Cash Flow	$ 212,416	$ 227,019	$ 526,692	$ 656,562
Operating cash flow conversion	(347)%	281 %	222 %	158 %
Free cash flow conversion	159 %	197 %	87 %	116 %

12

13 NON-GAAP FINANCIAL INFORMATION (Unaudited) 13 (a) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees, primarily associated with the acquisitions of Liberty IT Solutions, LLC (“Liberty”) and Tracepoint Holdings, LLC (“Tracepoint”) in fiscal 2022, and the acquisition of EverWatch Corp. (“EverWatch”) and the divestitures of our management consulting business serving the Middle East and North Africa (“MENA”) and our Managed Threat Services business (“MTS”) in fiscal 2023. See Note 5, “Acquisitions and Divestitures,” to the consolidated financial statements for further information. (b) Reflects expenses associated with debt financing activities incurred during the second quarter of fiscal 2023 and first quarter of fiscal 2022. (c) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the second quarter of fiscal 2022 and EverWatch in the third quarter of fiscal 2023. (d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, “Commitments and Contingencies,” to the consolidated financial statements for further information. (e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs. (f) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations. (g) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest in SnapAttack. (h) Represents the gain recognized on the divestitures of the Company's MENA business in the second quarter of fiscal 2023, its MTS business in the third quarter of fiscal 2023, and the gain on the deconsolidation of an artificial intelligence software platform business in the third quarter of fiscal 2023. (i) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized. The tax effect of certain discrete items is calculated specifically and may vary from the general 26% rate. The tax effect also includes the indirect effects of uncertainty around the application of Section 174 of the Tax Cuts and Jobs Act of 2017. (j) Excludes adjustments of approximately $0.5 million and $2.1 million of net earnings for the three and twelve months ended March 31, 2023, respectively, and $0.6 million and $3.1 million of net earnings for the three and twelve months ended March 31, 2022, respectively, associated with the application of the two-class method for computing diluted earnings per share.

NON-GAAP FINANCIAL INFORMATION (Unaudited)

(In thousands, except share and per share data)		Three Months Ended March 31, 2023		Three Months Ended December 31, 2022		Three Months Ended September 30, 2022		Three Months Ended June 30, 2022
Net income (loss) attributable to common stockholders	$	(68,422)	$	30,997	$	170,932	$	138,284
Income tax (benefit) expense		(6,552)		10,539		51,258		41,489
Interest and other, net (a)		31,992		17,412		1,882		27,613
Depreciation and amortization		44,284		42,046		39,052		40,102
EBITDA	$	1,302	$	100,994	$	263,124	$	247,488
Acquisition and divestiture costs (b)		4,148		19,096		15,932		5,093
Financing transaction costs (c)		—		—		6,888		—
Legal matter reserve (d)		226,000		124,000		—		—
Adjusted EBITDA	$	231,450	$	244,090	$	285,944	$	252,581
Last 12 months Adjusted EBITDA	$	1,014,065						
Total Debt	$	2,812,145						
Less: Cash		404,862						
Net Debt	$	2,407,283						
Net Leverage Ratio (e)		2.4						

		Three Months Ended March 31, 2022		Three Months Ended December 31, 2021		Three Months Ended September 30, 2021		Three Months Ended June 30, 2021
Net income attributable to common stockholders	$	90,873	$	128,931	$	154,834	$	92,102
Income tax expense (benefit)		33,897		30,090		46,127		27,352
Interest and other, net (a)		23,653		18,276		17,406		21,803
Depreciation and amortization		40,824		39,576		37,602		27,745
EBITDA	$	189,247	$	216,873	$	255,969	$	169,002
Acquisition and divestiture costs (b)		11,670		5,346		13,680		66,789
Financing transaction costs (c)		—		—		—		2,348
Restructuring costs (e)		4,164		—		—		—
Adjusted EBITDA	$	205,081	$	222,219	$	269,649	$	238,139
Last 12 months Adjusted EBITDA	$	935,088						
Total Debt	$	2,800,072						
Less: Cash		695,910						
Net Debt	$	2,104,162						
Net Leverage Ratio (f)		2.3						

(a) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(b) Represents costs associated with the acquisition efforts of the Company related to transactions for which the Company has entered into a letter of intent to acquire a controlling financial interest in the target entity, as well as the divestiture costs incurred in divesting a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty and Tracepoint in fiscal 2022, and the acquisition of EverWatch and the divestitures of our MENA business and MTS business in fiscal 2023.

(c) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022 and the second quarter of fiscal 2023.

(d) Reserve associated with the U.S. Department of Justice's investigation of the Company. See Note 20, "Commitments and Contingencies," to the consolidated financial statements for further information.

(e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(f) "Net Leverage Ratio" is calculated as net debt (total debt less cash) divided by Adjusted EBITDA over the prior twelve months.

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15 FINANCIAL RESULTS – KEY DRIVERS Fourth Quarter Fiscal 2023 – Below is a summary of the key factors driving results for the fiscal 2023 fourth quarter ended March 31, 2023 as compared to the prior year period: • Revenue increased 8.7% to $2.4 billion and Revenue, Excluding Billable Expenses increased 7.1% to $1.7 billion. Revenue growth was primarily driven by headcount growth compared to the prior year period. The increase in revenue also includes approximately $34.3 million of contributions related to the Company's acquisition of EverWatch in the third quarter of fiscal 2023. • Operating income decreased 128.9% to a $42.9 million loss and Adjusted Operating Income increased 15.0% to $202.5 million. Operating income was negatively impacted by a $226.0 million reserve associated with the U.S. Department of Justice's investigation of the Company recorded in the fourth quarter of fiscal 2023, as well as higher unallowable spending and inflationary pressures, partially offset by strong contract-level performance. The increase in Adjusted Operating Income was driven by the same factors impacting Operating Income with the exception of the aforementioned legal matter reserve, which did not impact Adjusted Operating Income. • Net income decreased 175.3% to a $68.3 million net loss, and net income (loss) attributable to common stockholders decreased 175.3% to a $68.4 million net loss. Adjusted Net income increased 16.3% to $133.9 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income and Adjusted Net Income were also affected by higher interest expense and lower income tax expense. • EBITDA decreased 99.3% to $1.3 million and Adjusted EBITDA increased 12.9% to $231.5 million. These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS decreased to $(0.52) from $0.68 and Adjusted Diluted EPS increased to $1.01 from $0.86. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in the fourth quarter of fiscal 2023.

16 FINANCIAL RESULTS – KEY DRIVERS Fiscal year ended March 31, 2023 – Below is a summary of the key factors driving results for the fiscal year 2023 ended March 31, 2023 as compared to the prior year: • Revenue increased 10.7% to $9.3 billion and Revenue, Excluding Billable Expenses increased 9.5% to $6.5 billion. Revenue growth was primarily driven by a combination of headcount growth and higher client staff utilization compared to the prior year period. The increase in revenue includes approximately $62.9 million of contributions related to the Company's acquisition of EverWatch in the third quarter of fiscal 2023. • Operating income decreased 34.8% to $446.8 million and Adjusted Operating Income increased 8.7% to $899.6 million. Operating income was negatively impacted by a $350.0 million reserve associated with the U.S. Department of Justice's investigation of the Company recorded in fiscal 2023, as well as higher unallowable spending and inflationary pressures, partially offset by strong contract-level performance. The increase in Adjusted Operating Income was driven by the same factors impacting Operating Income with the exception of the aforementioned legal matter reserve, which did not impact Adjusted Operating Income. • Net income decreased 41.9% to $271.2 million, and net income attributable to common stockholders decreased 41.8% to $271.8 million. Adjusted Net income increased 6.5% to $605.0 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income was affected by a $31.2 million pre-tax gain from the divestiture of the Company's MENA business, an $8.9 million pre-tax gain from the de-consolidation of an artificial intelligence software platform business, and a $4.6 million pre-tax gain associated with the divestiture of the Company's Managed Threat Services business. Net income and Adjusted Net Income were also affected by higher interest expense and lower income tax expense. • EBITDA decreased 26.3% to $612.9 million and Adjusted EBITDA increased 8.4% to $1,014.1 million. These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS decreased to $2.03 from $3.44 and Adjusted Diluted EPS increased to $4.56 from $4.21. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, as well as a lower share count in fiscal 2023. • Net cash provided by operating activities was $602.8 million for the fiscal year ended March 31, 2023, as compared to $736.5 million in the prior year. Free Cash Flow was $526.7 million for the fiscal year ended March 31, 2023, as compared to $656.6 million in the prior year. The decrease in net cash provided by operating activities was primarily driven by additional tax payments made in accordance with newly effective U.S. research and development capitalization rules (Section 174), higher interest expense, and higher disbursements to fund investments in our people and business, partially offset by collections in line with revenue growth.